Exhibit 99.1

Whiting Petroleum Corporation

Postle Properties

Statements of Revenues and Direct Operating Expenses

Six Months Ended June 30, 2013 and 2012 (Unaudited)

and Each of the Years in the Three-Year Period Ended
December 31, 2012  (Audited)

(With Independent Auditors’ Report Thereon)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Whiting Petroleum Corporation

Denver, Colorado

We have audited the accompanying statements of revenues and direct operating expenses of certain oil and gas producing properties and the related gathering and processing assets located in the Postle and Northeast Hardesty fields in Texas County, Oklahoma (the “Postle Properties”) of Whiting Oil and Gas Corporation (the “Company”), a wholly-owned subsidiary of Whiting Petroleum Corporation, for each of the three years in the period ended December 31, 2012, and the related notes to the statements of revenues and direct operating expenses.

Management's Responsibility for the Statements of Revenues and Direct Operating Expenses

Management is responsible for the preparation and fair presentation of these statements of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statements of revenues and direct operating expenses that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these statements of revenues and direct operating expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of revenues and direct operating expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statements of revenues and direct operating expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the statements of revenues and direct operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Postle Properties' internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenues and direct operating expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses described in Note 1 of the Postle Properties for each of the three years in the period ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

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Emphasis-of-Matter

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statements of revenues and direct operating expenses, and are not intended to be a complete presentation of the Postle Properties’ results of operations.

/s/ Deloitte & Touche LLP

Denver, Colorado
July 10, 2013

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INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directors and Stockholders of
Whiting Petroleum Corporation
Denver, Colorado

We have reviewed the accompanying statements of revenues and direct operating expenses of certain oil and gas producing properties and the related gathering and processing assets located in the Postle and Northeast Hardesty fields in Texas County, Oklahoma (the “Postle Properties”) of Whiting Oil and Gas Corporation (the “Company”), a wholly-owned subsidiary of Whiting Petroleum Corporation, for the six-month periods ended June 30, 2013 and 2012 (the “interim financial information”).

Management’s Responsibility for the Interim Financial Information

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Auditors’ Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the interim financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statements of revenues and direct operating expenses, and are not intended to be a complete presentation of the Postle Properties’ results of operations.

/s/ Deloitte & Touche LLP

Denver, Colorado

July 10, 2013

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WHITING PETROLEUM CORPORATION

POSTLE PROPERTIES

Statements of Revenues and Direct Operating Expenses

(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)
Revenues:
Oil sales	$100,223	$113,889	$215,513	$226,639	$218,384
NGL sales	9,933	11,283	22,448	24,683	20,855
Natural gas sales	996	820	1,567	1,710	2,078
Total revenues	111,152	125,992	239,528	253,032	241,317

Direct operating expenses:
Lease operating	23,099	23,791	45,517	40,530	34,510
Production taxes	7,501	8,867	16,649	13,949	12,171
Total direct operating expenses	30,600	32,658	62,166	54,479	46,681

Excess of revenues over direct operating expenses	$80,552	$93,334	$177,362	$198,553	$194,636

See accompanying notes to statements of revenues and direct operating expenses.

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WHITING PETROLEUM CORPORATION

POSTLE PROPERTIES

Notes to Statements of Revenues and Direct Operating Expenses

Six Months Ended June 30, 2013 and 2012 (Unaudited) and

Each of the Years in the Three-Year Period Ended December 31, 2012 (Audited)

1.	Basis of Presentation

Description of Operations—On June 22, 2013, Whiting Oil and Gas Corporation (“Whiting” or the “Company”), a wholly-owned subsidiary of Whiting Petroleum Corporation, entered into a purchase and sale agreement (“PSA”) with BreitBurn Operating L.P. (the “Buyer”) to sell its interests in certain oil and gas producing properties located in the Postle and Northeast Hardesty fields in Texas County, Oklahoma, including the related gathering and Dry Trail gas plant processing facilities, Hough crude oil delivery pipeline, 60% interest in the 120-mile Transpetco-operated CO2 transportation pipeline, CO2 supply contracts, certain crude oil swaps and other assets as further defined in the PSA (collectively the “Postle Properties”). The Postle Properties are currently active CO2 enhanced oil recovery projects. The PSA has an effective date of April 1, 2013, and the parties expect that the transaction will close in July 2013, subject to customary closing conditions.

Basis of Presentation of Financial Statements—The Postle Properties represent working interests in oil and gas properties together with these properties’ related pipelines, plants and facilities. The Postle Properties do not constitute a stand-alone entity and do not constitute a separate division or subsidiary of Whiting, and full financial statements for the Postle Properties have never been prepared or audited on a stand-alone basis. In addition, certain indirect expenses, as further described below, were not allocated to the Postle Properties and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis. Therefore, historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America (“GAAP”) are not presented as such information is not readily available or practicable to prepare for the Postle Properties. Accordingly, historical statements of revenues and direct operating expenses are presented in lieu of the full financial statements required under Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X.

The accompanying statements of revenues and direct operating expenses relate only to the operations of the oil and gas properties to be divested by the Company and subsequently acquired by the Buyer, and these statements have been derived from the historical accounting records of Whiting.

Excluded Expenses—The accompanying statements of revenues and direct operating expenses vary from an income statement in that they do not show certain overhead expenses, which were incurred in connection with the ownership of the Postle Properties, such as general and administrative expenses, interest, exploration expense and income taxes. These costs were not separately allocated to the Postle Properties in Whiting’s historical accounting records and any allocation would not be a reliable estimate of what these costs would actually have been had the Postle Properties been operated historically as a stand-alone entity. In addition, these allocations if made using historical overhead structures, debt and tax burdens, would not produce allocations that would be indicative of the historical performance of the Postle Properties had they been assets of the Buyer, due to the varying size, corporate structure and operations between the Buyer and Whiting. These statements also do not include provisions for depreciation, depletion and amortization (which includes accretion of asset retirement obligations), as such amounts would not be indicative of future costs and those costs which would be incurred by the Buyer upon allocation of the purchase price, nor do these statements include any realized or unrealized hedging gains or losses. Accordingly, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Postle Properties going forward due to the omission of various operating expenses and due to the forthcoming changes in the business.

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Interim Financial Statements—The accompanying statements of revenues and direct operating expenses for the six months ended June 30, 2013 and 2012 were reviewed. The reviewed interim statements of revenues and direct operating expenses have been derived from the Company’s historical financial records and prepared on the same basis as the annual statements of revenues and direct operating expenses. In the opinion of management, such unaudited interim statements reflect all adjustments (consisting of normal recurring accruals and adjustments) necessary to fairly state the excess of revenues over direct operating expenses of the Postle Properties for the six months ended June 30, 2013 and 2012. However, operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition—Oil and gas revenues are recognized when production volumes are sold to a purchaser at a fixed or determinable price, delivery has occurred and title has transferred, persuasive evidence of a sales arrangement exists and collectability of the revenue is reasonably assured. Revenues from the production of natural gas in which the Company has an interest with other producers are recognized on the basis of the Company’s net working interest (entitlement method). The Postle Properties’ natural gas imbalances are not significant. Revenues are reported net of overriding and other royalties due to third parties.

Direct Operating Expenses—Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Postle Properties. Direct operating expenses include lease operating expenses and production taxes. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, ad valorem taxes, processing and transportation expenses and other field-related expenses. Lease operating expenses also include expenses associated with support personnel, support services and support equipment and facilities directly related to oil and natural gas production activities.

Maintenance and Repairs—Maintenance and repair costs which do not extend the useful lives of property and equipment are charged to expense as incurred. Major replacements, renewals and betterments are capitalized and therefore not presented in the accompanying statements of revenues and direct operating expenses.

Concentration of Credit Risk—The Postle Properties sell their oil and natural gas production to end users, marketers and other purchasers that have access to nearby pipeline facilities, a significant portion of which are concentrated in energy-related industries. The creditworthiness of purchasers is subject to continuing review by the Company’s management. The following table presents the percentages by purchaser that accounted for 10% or more of the Postle Properties’ total oil, natural gas liquid (“NGL”) and gas sales for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Shell Trading US	90%	90%	90%

The loss of this purchaser does not present material risk because there is significant competition among purchasers of crude oil, NGL and natural gas in the area of the Postle Properties, and if they were to lose their largest purchaser, several entities could reasonably be expected to purchase crude oil, NGL and natural gas produced from the Postle Properties with little or no interruption to their sales.

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Use of Estimates—The preparation of statements of revenues and direct operating expenses in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Items in these statements and accompanying notes that are subject to such estimates and assumptions include accrued revenue, accrued direct operating expenses and oil and natural gas reserves. These estimates and assumptions are based on management’s best available knowledge and judgment of current and future events. Although management believes these estimates are reasonable, actual results could differ from these estimates.

3.	COMMITMENTS AND CONTINGENCIES

Purchase Contracts—The Postle Properties are subject to a take-or-pay purchase agreement expiring in December 2014, whereby Whiting has committed to buy certain volumes of CO2 for use in its enhanced recovery project being carried out at its Postle field in Oklahoma. Under the terms of the agreement, the Postle Properties are obligated to purchase a minimum daily volume of CO2 (as calculated on an annual basis) or else pay for any deficiencies at the price in effect when the minimum delivery was to have occurred. In addition, the Postle Properties are subject to a ship-or-pay agreement originally expiring in June 2013, whereby the Company has committed to transport a minimum daily volume of CO2 via the Postle field’s Transpetco-operated pipeline or else pay for any deficiencies at a price stipulated in the contract. In April 2013, Whiting entered into an amendment to this ship-or-pay agreement which extended the term of the contract through June 2023.

The CO2 volumes planned for use in the Company’s enhanced recovery projects in the Postle field currently exceed the minimum daily volumes specified in these agreements. Therefore, the Postle Properties expect to avoid any payments for deficiencies. During 2012, 2011 and 2010, purchases and transportation of CO2 amounted to $9.0 million, $11.3 million and $13.3 million, respectively. The table below shows the Postle Properties’ future minimum commitments under these purchase agreements as of December 31, 2012, including the amendment to the ship-or-pay contract discussed above (in thousands):

	Payments due by period
	2013	2014	2015	2016	2017	Thereafter	Total
Purchase contracts	$3,333	$2,788	$1,643	$1,647	$1,643	$9,030	$20,084

Actual expenditures under these contracts are expected to exceed the minimum commitments presented above.

Drilling Rig Contracts—No drilling or workover rigs working for the Company on the Postle Properties are currently under long-term contracts or contracts that cannot be terminated at the end of the well that is currently being drilled.

Contingencies—The activities of the Postle Properties are subject to litigation, claims and governmental and regulatory proceedings arising in the ordinary course of business. It is the opinion of the Company’s management that there are no claims or litigation involving the Postle Properties that are likely to have a material adverse effect on the accompanying statements of revenues and direct operating expenses.

4.	derivative instruments

In March 2013, the Company entered into certain crude oil swap contracts in order to achieve more predictable cash flows for the Postle Properties by reducing their exposure to commodity price volatility. Whiting made an upfront payment of $44.9 million upon entering these in-the-money swap positions, and the Company received $2.4 million in cash payments as a portion of these derivative positions settled during the six months ended June 30, 2013. Because the hedges were entered into in connection with the Company considering potential monetization options for the Postle Properties, the cash flows attributable to these swap contracts have been reflected as an investing activity in the cash flow information presented in Note 5. Upon closing of the purchase and sale transaction discussed in Note 1, the following crude oil swaps and any of their realized cash settlements as of that date will be novated to the Buyer:

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Derivative Instrument	Commodity	Period	Average Monthly Volume (Bbl)	Weighted Average NYMEX Price
Swaps	Crude Oil	04/2013 to 06/2013	185,033	$98.50
	Crude Oil	07/2013 to 09/2013	187,067	$98.50
	Crude Oil	10/2013 to 12/2013	187,067	$98.50
	Crude Oil	01/2014 to 03/2014	165,000	$94.75
	Crude Oil	04/2014 to 06/2014	166,833	$94.75
	Crude Oil	07/2014 to 09/2014	168,667	$94.75
	Crude Oil	10/2014 to 12/2014	168,667	$94.75
	Crude Oil	01/2015 to 03/2015	150,000	$94.75
	Crude Oil	04/2015 to 06/2015	151,667	$94.75
	Crude Oil	07/2015 to 09/2015	153,333	$94.75
	Crude Oil	10/2015 to 12/2015	153,333	$94.75
	Crude Oil	01/2016 to 03/2016	133,467	$93.50

Historical realized and unrealized gains (losses) on the these derivative contracts have been omitted from the statements of revenues and direct operating expenses, as further described in Note 1. Net unrealized losses on these crude oil swaps for the six months ended June 30, 2013 were $7.0 million, and realized losses on these hedge contracts during the same six-month period amounted to $1.8 million.

5.	cash flow information

Cash flows used in investing activities of the Postle Properties were as follows (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)
Drilling and development capital expenditures	$(43,694)	$(35,663)	$(75,437)	$(91,190)	$(49,959)
Cash paid for investing derivatives	(44,900)	-	-	-	-
Cash settlements received on investing derivatives	2,371	-	-	-	-
Net cash used in investing activities	$(86,223)	$(35,663)	$(75,437)	$(91,190)	$(49,959)

Cash flows from operating and financing activities are not presented as such information is not readily available or practicable to prepare for the Postle Properties.

6.	Subsequent Events

The Company has evaluated subsequent events through July 10, 2013, the date that these financial statements were issued, and has no material subsequent events requiring recognition or disclosure.

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7.	excluded expenses (unaudited)

The historical depreciation, depletion and amortization expense (which includes accretion of asset retirement obligations) attributable to the Postle Properties and omitted from the statements of revenues and direct operating expenses, as further described in Note 1, was as follows (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
Depreciation, depletion and amortization	$24,532	$28,257	$55,347	$53,331	$57,058

All other Postle Properties expenses excluded from the accompanying statements of revenues and direct operating expenses were not known or were not reasonably available from Whiting’s historical accounting records.

8.	Supplemental Oil and Gas Reserve Information (Unaudited)

Supplemental oil and natural gas reserve information related to the Postle Properties is reported in compliance with FASB ASC Topic 932 – Extractive Activities – Oil and Gas (“ASC 932”). For the years ended December 31, 2012, 2011, 2010 and 2009, the independent petroleum engineers, Cawley, Gillespie & Associates, Inc., evaluated 100% of Whiting’s estimated proved reserve quantities and their related pre-tax future net cash flows. The proved reserves attributable to the Postle Properties and their related reserve valuations, as presented for all year-end periods below, were included in the reports prepared by Whiting’s independent petroleum engineers. In connection with the Company’s external petroleum engineers performing their independent reserve estimations, Whiting furnishes them with the following information that they review: (1) technical support data, (2) technical analysis of geologic and engineering support information, (3) economic and production data, and (4) Whiting’s well ownership interests.

Proved reserve estimates included herein conform to the definitions prescribed by the U.S. Securities and Exchange Commission. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including those related to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves presented below.

Estimated Quantities of Proved Oil and Gas Reserves

For all periods presented, the Postle Properties’ oil and gas reserves are attributable to properties within the United States. The following table presents the estimated remaining net proved developed and undeveloped oil and gas reserves attributable to the Postle Properties at December 31, 2009, 2010, 2011 and 2012, along with a summary of changes in quantities of net remaining proved reserves during the years ended December 31, 2010, 2011 and 2012.

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	Oil (MBbl)	NGLs (MBbl)	Natural Gas (MMcf)	Total (MBOE)
Balance—January 1, 2010	31,664	4,159	9,952	37,482
Production	(2,937)	(370)	(407)	(3,375)
Revisions to previous estimates	2,670	81	807	2,885
Balance—December 31, 2010	31,397	3,870	10,352	36,992
Production	(2,551)	(353)	(367)	(2,965)
Revisions to previous estimates	1,381	662	(349)	1,984
Balance—December 31, 2011	30,227	4,179	9,636	36,011
Production	(2,518)	(367)	(488)	(2,966)
Revisions to previous estimates	10,452	1,052	3,090	12,020
Balance—December 31, 2012	38,161	4,864	12,238	45,065
Proved developed reserves:
December 31, 2009	25,916	3,442	8,491	30,773
December 31, 2010	27,405	3,748	10,036	32,825
December 31, 2011	25,790	4,006	9,243	31,337
December 31, 2012	27,169	3,745	9,372	32,477
Proved undeveloped reserves:
December 31, 2009	5,748	717	1,461	6,709
December 31, 2010	3,992	122	316	4,167
December 31, 2011	4,437	173	393	4,674
December 31, 2012	10,992	1,119	2,866	12,588

In 2012, revisions to previous estimates increased proved developed and undeveloped reserves by a net amount of 12.0 MBOE. Included in these revisions were (i) 0.2 MBOE of downward adjustments caused by lower crude oil and natural gas prices incorporated into the Postle Properties’ reserve estimates at December 31, 2012 as compared to December 31, 2011, and (ii) 12.2 MBOE of net upward adjustments attributable to reservoir analysis and well performance, which included additionally planned CO2 flood patterns at three units within the Postle Properties that supported an increase in their proved reserve assignments.

In 2011, revisions to previous estimates increased proved developed and undeveloped reserves by a net amount of 2.0 MBOE. Included in these revisions were (i) 0.2 MBOE of upward adjustments caused by higher crude oil prices incorporated into the Postle Properties’ reserve estimates at December 31, 2011 as compared to December 31, 2010, and (ii) 1.8 MBOE of net upward adjustments attributable to reservoir analysis and well performance at four units within the Postle Properties.

In 2010, revisions to previous estimates increased proved developed and undeveloped reserves by a net amount of 2.9 MBOE. Included in these revisions were (i) 0.2 MMBOE of upward adjustments caused by higher crude oil and natural gas prices incorporated into the Postle Properties’ reserve estimates at December 31, 2010 as compared to December 31, 2009, and (ii) 2.7 MBOE of net upward adjustments attributable to reservoir analysis and well performance.

Standardized Measure of Discounted Future Net Cash Flows of Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves were prepared in accordance with the provisions of FASB ASC Topic 932, Extractive Activities—Oil and Gas. Future cash inflows as of December 31, 2012, 2011 and 2010 were computed by applying average fiscal-year prices (calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period ended December 31, 2012, 2011 and 2010, respectively) to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year end, based on year-end costs and assuming the continuation of existing economic conditions. Future income tax expense has not been considered as the Postle Properties are not a tax paying entity. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation does not necessarily result in an estimate of the fair value of the Postle Properties.

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The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves attributable to the Postle Properties is as follows (in thousands):

	December 31,
	2012	2011	2010
Future cash flows	$3,697,226	$3,096,434	$2,613,612
Future production costs	(1,390,023)	(967,304)	(726,832)
Future development costs	(308,732)	(86,405)	(113,470)
Future net cash flows	1,998,471	2,042,725	1,773,310
10% annual discount for estimated timing of cash flows	(1,013,261)	(1,059,723)	(861,487)
Standardized measure of discounted future net cash flows	$985,210	$983,002	$911,823

The changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows (in thousands):

	December 31,
	2012	2011	2010
Beginning of year	$983,002	$911,823	$571,643
Sale of oil and gas produced, net of production costs	(177,362)	(198,553)	(194,636)
Net changes in prices and production costs	(166,834)	116,269	407,618
Previously estimated development costs incurred during the period	67,356	84,235	54,422
Changes in estimated future development costs	(215,881)	(51,238)	(53,764)
Revisions of previous quantity estimates	396,629	29,284	69,376
Accretion of discount	98,300	91,182	57,164
End of year	$985,210	$983,002	$911,823

The standardized measure of discounted future net cash flows presented above should not be viewed as representing the current market value of the Postle Properties’ estimated proved oil and natural gas reserves since the computations are based on a large number of estimates and assumptions. Actual future prices and costs may differ materially from those prices and costs used in the estimates.

Future net revenues included in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves incorporate calculated weighted average sales prices (inclusive of adjustments for quality and location) in effect at December 31, 2012, 2011 and 2010 as follows:

	2012	2011	2010
Oil (per Bbl)	$87.66	$91.20	$74.75
NGLs (per Bbl)	$63.66	$70.11	$54.81
Natural Gas (per Mcf)	$3.47	$4.87	$5.27

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